Exhibit 99.1
Sent via Electronic Delivery to: jframer@image-entertainment.com
August 4, 2008
Mr. Jeff Framer Chief Financial
Officer Image Entertainment Inc.
20525 Nordhoff Street, Suite 200
Chatsworth, CA 91311

Re:	Image Entertainment Inc. (the “Company”)
Dear Mr. Framer:
For the last 30 consecutive trading days, the Company’s common stock has not maintained a minimum market value of publicly held shares (“MVPHS”) of $15,000,000 as required for continued inclusion by Marketplace Rule 4450(b)(3) (the “Rule”).1 Therefore, in accordance with Marketplace Rule 4450(e)(1), the Company will be provided 90 calendar days, or until November 3, 2008, to regain compliance.2 If, at anytime before November 3, 2008, the MVPHS of the Company’s common stock is $15,000,000 or more for 10 consecutive trading days, Staff will provide written notification that the Company has achieved compliance with the Rule. If compliance with this Rule cannot be demonstrated by November 3, 2008, Staff will provide written notification that the Company’s securities will be delisted. At that time, the Company may appeal Staff’s determination to a Listing Qualifications Panel.
The Company may want to apply to transfer its securities to The Nasdaq Capital Market. To transfer, the Company must satisfy the continued inclusion requirements for that market. If the Company submits a transfer application and pays the applicable listing fees by November 3, 2008, the initiation of the delisting proceedings will be stayed pending Staff’s review of the application. If Staff does not approve the Company’s transfer application, Staff will provide written notification that its securities will be delisted.
Marketplace Rule 4803(a) requires that the Company, as promptly as possible but no later than four business days from the receipt of this letter, make a public announcement through the news media which discloses receipt of this letter and the Nasdaq rules upon which it is based.3 The Company must provide a copy of this announcement to Nasdaq’s MarketWatch Department, the Listing Qualifications

[1]	The Company also does not meet the continued listing requirements under Maintenance Standard 1. See attached chart.

[2]
The 90 day period relates exclusively to the MVPHS deficiency. The Company may be delisted during the 90 day period for failure to maintain compliance with any other listing requirement for which it is currently on notice or which occurs during this period.

[3]	We also note that Item 3.01 of Form 8-K requires disclosure of the receipt of this notification within four business days. See, SEC Release No. 34-49424.

Mr. Jeff Framer
August 4, 2008

Department, and the Listing Qualifications Hearings Department (the “Hearings Department”) at least 10 minutes prior to its public dissemination.4 For your convenience, we have enclosed a list of news services.5
In the event the Company does not make the required public announcement, trading in your securities will be halted.
In addition, an indicator will be broadcast over Nasdaq’s market data dissemination network noting the Company’s non-compliance. The indicator will be displayed with quotation information related to the Company’s securities on Nasdaq.com, NasdaqTrader.com and by other third-party providers of market data information. Also, a list of all non-compliant Nasdaq companies and the reason(s) for such non-compliance is posted on our website at www.nasdaq.com. The Company will be included in this list commencing five business days from the date of this letter.

[4]
The notice should be submitted to Nasdaq’s MarketWatch Department through the Electronic Disclosure service available at www.NASDAQ.net. The facsimile numbers for Nasdaq’s Listing Qualifications and Hearings Departments are +1 301 978 4028 and +1 301 978 8080, respectively.

[5]
The Company must ensure that the full text of the required announcement is disseminated publicly. The Company has not satisfied this requirement if the announcement is published as a headline only or if the news service determines not to publish the full text of the story. Nasdaq cannot render advice to the Company with respect to the format or content of the public announcement. The following is provided only as a guide that should be modified following consultation with securities counsel: the Company received a Nasdaq Staff Deficiency Letter on (DATE OF RECEIPT OF STAFF DEFICIENCY LETTER) indicating that the Company fails to comply with the (STOCKHOLDERS’ EQUITY, MINIMUM BID PRICE, MARKET VALUE OF PUBLICLY HELD SHARES, etc.) requirement(s) for continued listing set forth in Marketplace Rule(s)                     .

Mr. Jeff Framer
August 4, 2008

If you have any questions, please do not hesitate to contact me at 301.978.8083.
Sincerely,
Matthew Page
Listing Analyst
Nasdaq Listing Qualifications

THE NASDAQ GLOBAL SELECT MARKET AND
THE NASDAQ GLOBAL MARKET
CONTINUED INCLUSION REQUIREMENTS
This table identifies the minimum standards for continued inclusion on The Nasdaq Global Select Market and The Nasdaq Global Market. Each incidence of non-compliance by the Company is denoted with an “X”.

COMPANY SYMBOL:	DISK

	Maintenance		Maintenance
	Standard		Standard
Standards	1		2
Stockholders’ Equity	$10 million	X	N/A

Market Value of Listed Securities[6]	N/A		$50 million OR

Total Assets			($50 million AND

Total Revenue			$50 million)

Publicly Held Shares[7]	750,000		1.1 million
Market Value of Publicly Held Shares[8]	$5 million		$15 million	X
Bid Price	$1		$1
Round Lot Shareholders[9]	400		400
Market Makers[10]	2		4
Corporate Governance	Yes		Yes

[6]	Listed securities means securities quoted on Nasdaq or listed on a national securities exchange.

[7]	For purposes of this requirement, publicly held shares means total shares outstanding less any shares held by officers, directors, or beneficial owners of 10 percent or more.

[8]
Market Value means the closing bid price multiplied by the measure to be valued (e.g., an issuer’s market value of public float is equal to the closing bid price multiplied by an issuer’s public float).

[9]	Round lot holders are holders of 100 shares or more.

[10]	An Electronic Communication Network (“ECN”) is not considered an active market maker.

The Nasdaq Capital Market
Criteria for Continued Inclusion

Stockholders’ Equity	$2,500,000 or

Net Income from Continuing Operations (most recently completed fiscal year or 2 of the last 3 years)	$500,000 or

Market Value of Listed Securities	$35,000,000

Publicly Held Shares	500,000

Market Value of Publicly Held Shares	$1,000,000

Bid Price	$1.00

Market Makers	2

Round Lot Shareholders	300

Corporate Governance	Yes

DIRECTORY OF NEWS SERVICES
News Media Outlets*

Bloomberg Business News	MarketWire	PrimeNewswireSM
Newsroom	5757 West Century Boulevard.	(A NASDAQ OMX Company)
400 College Road East	2nd Floor	5200 West Century Boulevard
P.O. Box 888	Los Angeles, CA 90045	Suite 470
Princeton, NJ 08540-0888	Telephone: 800.774.9473	Los Angeles, CA 90045
Telephone: 609.750.4500	Fax: 310.846.3701	Telephone: 800.307.6627
Toll free: 800.444.2090		Fax: 310.642.6933
Fax: 609.897.8394		Web:
Email: release@Bloomberg.net		http://www.primenewswire.com

Business Wire	PR Newswire	Reuters
44 Montgomery Street	810 7th Avenue	3 Times Square
39th Floor	35th Floor	New York, NY 10036
San Francisco, CA 94104	New York, NY 10036	Telephone: 646.223.6000
Telephone: 415.986.4422	Telephone: 800.832.5522	Fax: 646.223.6001
Fax: 415.788.5335	Fax: 800.793.9313

Dow Jones News Wire
Harborside Financial Center
600 Plaza Two
Jersey City, NJ 07311-3992
Telephone: 201.938.5400
Fax: 201.938.5600

*	The use of any of these services will satisfy NASDAQ’s listing rules that require the disclosure of specific information in a press release or public announcement through the news media.